Exhibit 99

United Bancorp, Inc.

P. O. BOX 10 ● MARTINS FERRY, OHIO 43935 ● Phone: 740/633-BANK         Fax:740/633-1448

We are United to Better Serve You!

PRESS RELEASE

United Bancorp, Inc. 201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contact:	Scott A. Everson	Randall M. Greenwood
	President and CEO	Senior Vice President, CFO and Treasurer
Phone:	(740) 633-0445 Ext. 6154	(740) 633-0445 Ext. 6181
	ceo@unitedbancorp.com	cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:     1:00 p.m. October 27, 2015

Subject:	United Bancorp, Inc. Reports a 24% Increase in Diluted Earnings per Share for the Nine Months Ended September 30, 2015 and an Annualized Dividend Yield of 4.00%

MARTINS FERRY, OHIO ¿¿¿ United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported diluted earnings per share of $0.47 for the nine months ended September 30, 2015 compared to $0.38 for the nine months ended September 30, 2014, an increase of 24%. This growth in earnings can be attributed to several factors which are explained below in detail. The Company’s diluted earnings per share for the three months ended September 30, 2015 increased 21% to $0.17 from $0.14 for the three months ended September 30, 2014.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer remarked, “We are very happy to report on the earnings improvement of our Company, both quarterly and year-to-date, as of September 30, 2015. The increase in the Company’s earnings is reflective of the growth in loan related earning assets for the Company, especially over the past quarter. The Company’s net interest margin decreased slightly for the first nine months of 2015 to a level of 3.68% compared to 3.86% for the same period in 2014. This decrease in the net interest margin is attributed to the Company having a higher level of investment securities for the nine months ended September 30, 2015 as compared to the same period in 2014. Even though the yield on these short-duration securities had somewhat of a dilutive impact on the net interest margin, the increased position in these securities helped keep the Company’s level of investment income relatively stable. In addition, the net interest margin was impacted by the downward repricing of the loan portfolio in this extended low rate environment. Period-over-period, the Company’s average loans increased $1.9 million while gross loans increased by $13.6 million, or 4.34%, which helped to stabilize the interest income on loans. The Company maintained its funds management policy by keeping the majority of its surplus funding in very liquid, lower-yielding excess reserves at the Federal Reserve, which totaled $32.6 million on an average basis for the nine months ended September 30, 2015, and resisting the temptation of extending the duration of its investment portfolio to achieve higher investment yields; although, investment in shorter-duration securities accelerated for the year as previously mentioned. As a result, the average securities and other restricted stock balance increased by $8.5 million to a level of $38.3 million at quarter-end. On a year-over-year basis, the Company’s credit quality has not changed significantly as nonaccrual loans marginally increased by $187,000 to a level of $1.5 million or 0.47% of total loans. For the nine months ended September 30, 2015, the Company actually recorded a net loan recovery of $44,000 as compared to having a net charge off of $405,000 for the nine months ended September 30, 2014. With the net recovery position in 2015, the Company decreased the provision for loan losses by $270,000 year-over-year. The overall total allowance for loan losses to total loans was 0.84% resulting in a total allowance for loan losses to nonperforming loans of 176.08% at September 30, 2015 compared to 0.97% and 221.92% respectively at September 30, 2014. With this continued trend of improving credit quality and strong coverage, the Company projects a further reduction of its provision for loan losses which should have a positive impact on future earnings.

On the liability-side of the balance sheet, the Company continued to see a positive return on its strategy of attracting additional customers into lower-cost funding accounts while allowing higher-cost funding to run off. Year-over-year, low-cost funding, consisting of demand and savings deposits, increased by $12.1 million while higher-cost time deposit balances decreased by over $9.4 million, helping to reduce the overall interest expense of the Company. The Company continued to see the positive impact of attracting a higher number of active transaction accounts which resulted in service charges on deposit accounts increasing by $89,000, or 4.32%, on a year-over-year basis as of September 30, 2015. It is projected that this trend will continue even with the Government mandated regulations relating to the Dodd-Frank Act being more fully implemented. The heightened implementation of this legislation may potentially have a limiting effect on the level of revenue realized per account which should be offset by the Company’s focus on attracting a higher number of transaction accounts that can generate fee-based income. Lastly, the Company was able to further reduce its level of noninterest expense or overhead. As of September 30, 2015, noninterest expense decreased on a year-over-year basis by $609,000 or 6.07%. A portion of this cost savings is attributed to a pre-tax impairment charge of $162,000 on foreclosed real estate that was realized in the first quarter of 2014. Even without consideration of this impairment charge, noninterest expense still decreased $447,000. As previously announced, the Company’s office consolidation in its Glouster, Ohio marketplace was completed late in the first quarter of this year and has lead to additional cost savings which should help to further contain noninterest expense in future periods. Greenwood stated that, “Our goal is to control our level of noninterest expense while continuing to build and strengthen our operational foundation which should lead to future growth, higher levels of operating income and, ultimately, a higher level of performance. Over the next 24 months, it is projected that the Company’s interest expense will be positively impacted by the repricing of $26 million in fixed-rate advances with the Federal Home Loan Bank (“FHLB”) that are set to mature. The average cost of these advances is 3.66% and, given the current interest rate environment, the Company will either pay off these advances with its current liquidity or replace the advances at a substantial savings to interest expense. In May 2016, a $6.0 million FHLB advance matures at a rate of 3.28%. If this advance is replaced with short term floating rate debt at a current rate of 25 basis points, the Company will save approximately $197,000 annually in interest expense beginning in May 2016. In addition, the Company’s $4.1 million subordinated debenture is set to reprice January 1, 2016 from a fixed rate of 6.25% to a variable rate based on the three-month LIBOR plus a margin of 1.35%. With three-month LIBOR currently priced at approximately 32 basis points, the Company’s rate on its debenture would decrease approximately 4.55%. This would save approximately $182,000 in interest expense annually beginning January 1, 2016.” Greenwood concluded, “With our continued focus of shifting lower-yielding liquid assets into higher-yielding quality loans, growing service charge income on deposit accounts, controlling of our noninterest expense, reducing our interest expense in 2016 and the potential lowering of our loan loss provision even further, we are projecting continued improvement in our earnings for 2015 and into 2016.”

Scott A. Everson, President and CEO stated, “We are very pleased with our Company’s continued double-digit earnings growth on both a quarterly and year-to-date basis. The results that we are seeing today are reflective of the somewhat conservative posturing that we undertook in recent years to protect both our capital base and earnings stream. Most of these recent earnings improvements have come from process changes and product enhancements that have been undertaken in recent years which have led to operational efficiencies that have lowered our non-interest expense levels while driving higher levels of fee based revenue for our Company. We are pleased with the results that we are now seeing and will continue to look for additional opportunities in these key areas as we have done this year with the office consolidation that we completed in the late first quarter in our Glouster, Ohio market and other internal process enhancements that continue to help our organization become more operationally efficient and produce higher levels of quality earnings. Such opportunities have led to our Company decreasing our federal tax equivalent employee count by 4.5% year-over-year while still serving our customer base at a high level and building profitable relationships as demonstrated by our continued growth in fee based revenue. Being a very well capitalized Bank in today’s environment will allow us to enhance our focus in the coming quarters by further implementing a growth strategy that was initiated late in the second quarter of this current year which exclusively focusses on driving the loan volumes of our company. This strategy, which entails adding additional origination personnel to our commercial and residential lending platforms and enhancing the lending programs that our Company offers, should generate higher levels of interest and fee based revenue in the coming quarters. We have begun to see the results of this initiative with our gross loans increasing by $13.6 million year-over-year. In looking at our linked quarter gross loan growth, gross loans were up by $14.4 million or 18.5% on a forward basis. We strongly anticipate that this newly initiated revenue enhancement strategy, along with the aforementioned downward pricing of a large portion of our borrowed funds base, should help enhance the overall operating income that our Company generates over the course of the next twenty-four months and drive earnings growth that is similar to what we have seen in recent quarters. Our Company is beginning to be rewarded by the markets for this level of performance as we have seen the market value of our stock increase from $8.07 at year-end to $9.07 at the most recent quarter-end, an increase of 12.53%. We believe with our Company’s present price-to-earnings multiple and projected direction of earnings that our stock can continue to trade at higher market valuations in the near term.” Everson concluded, “Our number one focus continues to be protecting and growing our shareholders investment in our Company through sound and profitable operations and strategic growth. In addition to driving the market value appreciation of our shareholders ownership, we will continue striving to reward our owners by paying a solid cash dividend which increased 12.5% on a year-over-year basis and is presently yielding 4.00%. At this level, our Company’s cash dividend is yielding nearly twice that of the average bank in our country. Overall, we are very pleased with the present operating performance of our Company and the direction that we are going.”

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio with total assets of approximately $408.3 million and total shareholder’s equity of approximately $41.6 million as of September 30, 2015. Through its single bank charter with its eighteen banking offices, a dedicated training center and an operations center, The Citizens Savings Bank through its Community Bank Division serves Athens and Fairfield Counties and through its Citizens Bank Division serves Belmont, Carroll, Harrison, Jefferson and Tuscarawas Counties in Ohio. United Bancorp, Inc. is a part of the Russell Microcap Index and trades on the NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements, which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or carry forward-looking statements, whether as a result of new information, future events or otherwise.

	UNITED BANCORP, INC. (“UBCP”)
	For the Three Months Ended September 30,		%
	2015	2014	Change
Earnings
Interest income on loans	$3,621,842	$3,674,510	-1.43%
Loan fees	296,315	283,510	4.52%
Interest income on securities	199,964	177,697	12.53%

Total interest income	4,118,121	4,135,717	-0.43%
Total interest expense	577,902	615,752	-6.15%

Net interest income	3,540,219	3,519,965	0.58%
Provision for loan losses	125,749	225,000	-44.11%
Net interest income after provision for loan losses	3,414,470	3,294,965	3.63%
Service charges on deposit accounts	731,024	723,896	0.98%
Net realized gains on sale of loans	11,379	6,304	80.50%
BOLI benefit in excess of surrender value	29,096	—	N/A
Net realized gain on sale of other real estate and repossessions	—	10,256	N/A
Gain on sales of available-for-sale securities -net	—	26,660	N/A
Other noninterest income	217,019	203,134	6.84%
Total noninterest income	988,518	970,250	1.88%
FDIC insurance premiums	63,000	56,999	10.53%
Provision for losses on impairment of foreclosed real estate	55,000	16,920	N/A
Other noninterest expense (Excluding FDIC insurance premiums and provision for losses on impairment of foreclosed real estate)	3,065,396	3,177,625	-3.53%
Total noninterest expense	3,183,396	3,251,544	-2.10%
Income tax expense	360,025	295,456	21.85%

Net income	$859,567	$718,215	19.68%
Per share
Earnings per common share - Basic	$0.17	$0.14	21.43%
Earnings per common share - Diluted	0.17	0.14	21.43%
Cash Dividends paid	0.09	0.08	12.50%
Annualized yield based on quarter end close	4.00%	4.00%	N/A
Shares Outstanding
Average - Basic	4,860,742	4,857,652	—
Average - Diluted	4,950,153	4,933,466	—
Common stock, shares issued	5,385,304	5,385,304	—
Shares held as treasury stock	7,850	10,918	—

	For the Nine Months Ended September 30,		%
	2015	2014	Change
Earnings
Interest income on loans	$10,698,123	$11,077,918	-3.43%
Loan fees	724,070	696,833	3.91%
Interest income on securities	595,304	592,127	0.54%

Total interest income	12,017,497	12,366,878	-2.83%
Total interest expense	1,741,067	1,862,002	-6.49%

Net interest income	10,276,430	10,504,876	-2.17%
Provision for loan losses	387,247	657,000	-41.06%
Net interest income after provision for loan losses	9,889,183	9,847,876	0.42%
Service charges on deposit accounts	2,141,134	2,052,416	4.32%
Net realized gains on sale of loans	40,399	22,459	79.88%
BOLI benefit in excess of surrender value	29,096	35,398	-17.80%
Net realized gain on sale of other real estate and repossessions	—	10,256	N/A
Gain on sales of available-for-sale securities -net	31,672	26,660	18.80%
Other noninterest income	621,907	620,091	0.29%
Total noninterest income	2,864,208	2,767,280	3.50%
FDIC insurance premiums	177,000	193,997	-8.76%
Provision for losses on impairment of foreclosed real estate	55,000	179,340	-69.33%
Net realized loss on sale of other real estate and repossessions	11,883	—	N/A
Other noninterest expense (Excluding FDIC insurance premiums, net realized loss on sale of other real estate and repossessions and provision for losses on impairment of foreclosed real estate)	9,184,210	9,663,847	-4.96%
Total noninterest expense	9,428,093	10,037,184	-6.07%
Income tax expense	967,101	659,516	46.64%

Net income	$2,358,197	$1,918,456	22.92%

Per share
Earnings per common share - Basic	$0.48	$0.38	26.32%
Earnings per common share - Diluted	0.47	0.38	23.68%
Cash dividends paid	0.27	0.24	12.50%
Shares Outstanding
Average - Basic	4,856,308	4,841,235	—
Average - Diluted	4,945,719	4,917,049	—
At quarter end
Total assets	$408,255,025	$402,813,210	1.35%
Total assets (average)	410,092,000	405,256,000	1.19%
Other real estate and repossessions	362,246	1,237,234	-70.72%
Gross loans	326,325,041	312,743,549	4.34%
Allowance for loan losses	2,728,188	3,024,070	-9.78%
Net loans	323,596,853	309,719,479	4.48%
Net loans recoveries (charge offs)	44,262	(404,641)	-110.94%
Net overdrafts (charge offs)	(104,748)	(123,233)	-15.00%
Total net (charge offs)	(60,486)	(527,874)	-88.54%
Non-accrual loans	1,549,437	1,362,707	13.70%
Loans past due 30+ days (excludes non accrual loans)	1,897,824	1,852,490	2.45%
Average loans	315,688,000	313,764,000	0.61%
Cash and due from Federal Reserve Bank	24,844,063	37,367,426	-33.51%
Average cash and due from Federal Reserve Bank	32,574,000	34,732,000	-6.21%
Securities and other required stock	35,090,778	30,062,736	16.73%
Average securities and other required stock	38,311,000	29,766,000	28.71%
Intangible asset	—	96,240	-100.00%
Mortgage servicing asset	62,524	74,573	-16.16%
Average total deposits	324,626,000	323,269,000	0.42%
Total deposits	323,197,513	320,479,835	0.85%
Non interest bearing demand	69,204,118	66,714,536	3.73%
Interest bearing demand	118,095,212	113,689,015	3.88%
Savings	74,897,909	69,713,351	7.44%
Time	61,000,274	70,362,933	-13.31%
Securities sold under agreements to repurchase	10,243,718	9,133,669	12.15%
Advances from the Federal Home Loan Bank	26,587,217	26,779,615	-0.72%
Shareholders’ equity	41,566,197	40,142,002	3.55%
Shareholders’ equity (average)	41,564,000	39,632,000	4.87%
Stock data
Market value - last close (end of period)	$9.07	$8.06	12.53%
Dividend payout ratio	57.45%	63.16%	-9.04%
Price earnings ratio	14.17	x	15.21	x	-6.81%
Book value (end of period)	8.46	8.30	1.90%
Market price to book value	107.24%	97.11%	10.43%
Key performance ratios
Return on average assets (ROA)	0.77%	0.63%	0.14%
Return on average equity (ROE)	7.56%	6.45%	-0.37%
Net interest margin (federal tax equivalent)	3.68%	3.86%	-0.18%
Interest expense to average assets	0.57%	0.61%	-0.04%
Total allowance for loan losses to nonaccrual loans	176.08%	221.92%	-45.84%
Total allowance for loan losses to total loans	0.84%	0.97%	-0.13%
Nonaccrual loans to total loans	0.47%	0.44%	0.03%
Nonaccrual assets to average assets	0.47%	0.64%	-0.17%
Net charge-offs to average loans	0.02%	0.17%	-0.15%
Equity to assets at period end	10.18%	9.97%	0.21%